FOR IMMEDIATE RELEASE June 23, 2023 Investor Contacts: Andrew Slabin Andrew.Slabin@wbd.com 212-548-5544 Peter Lee Peter.Lee@wbd.com 212-548-5907 Media Contact: Nathaniel Brown Nathaniel.Brown@wbd.com 212-548-5959 WARNER BROS. DISCOVERY TO REPORT SECOND-QUARTER 2023 RESULTS ON THURSDAY, AUGUST 3 (New York, NY) — June 23, 2023 — Warner Bros. Discovery, Inc. (the “Company”) (Nasdaq: WBD) today announced that it will report its second-quarter 2023 results on Thursday, August 3, 2023, before the market open. The Company will host a conference call at 8:00 a.m. ET that same day to discuss the results. Links to the live webcast of the conference call as well as the earnings materials will be available in the “Investor Relations” section of the Company’s website at https://ir.wbd.com/. A telephone replay of the call will be available approximately two hours after the completion of the call until August 11, 2023. The replay can be accessed by phone by dialing +1 800-770-2030 or +1 647-362- 9199 using playback passcode 1493434. A replay of the audio webcast will also be available in the “Investor Relations” section of the Company’s website for twelve months. About Warner Bros. Discovery: Warner Bros. Discovery (Nasdaq: WBD) is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of content and brands across television, film and streaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, discovery+, CNN, DC, Eurosport, HBO, HBO Max, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Pictures, Warner Bros. Television, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com. ### Source: Warner Bros. Discovery, Inc.